                                                               Exhibit (m)(9)

                               SERVICES AGREEMENT

     This Agreement is made as of, between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, each registered investment company ("Fund Company") executing this Agreement, on its own behalf and on behalf of each of its series or classes of shares ("Fund(s)") listed on Schedule I, as amended from time to time, Seligman Advisors, Inc. ("Fund Affiliate") and Seligman Data Corporation ("SDC"). Fund Company, Fund Affiliate and SDC are collectively referred to herein as "Fund Parties." In the event that there are no series or classes of shares listed on Schedule I, the term "Fund(s)" shall mean "Fund Company."

     WHEREAS, Fund Affiliate is the principal underwriter for the Funds.

     WHEREAS, Fund Parties wish to have certain recordkeeping, shareholder communication, and other such administrative services performed for each Fund; and

     WHEREAS, SDC is the shareholder servicing agent for each Fund; and

     WHEREAS, Schwab is willing to perform or cause to be performed such administrative services on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

     1.   Services

          a. During the term of this Agreement, Schwab shall perform or cause to be performed the administrative services set forth on Exhibit A hereto, as such exhibit may be amended from time to time by mutual consent of the parties (the "Services").

          b. The parties agree that the Operating Agreement, dated as of, between Schwab and Fund Parties, as amended from time to time ("Operating Agreement"), is incorporated herein by this reference. In processing purchase, redemption, transfer and exchange orders placed by Schwab on behalf of investors, and in order to facilitate the performance of Services, all terms and conditions of the Operating Agreement shall be binding as between Schwab and Fund Parties, and the references to Fund Company therein shall be deemed to mean Fund Parties for the purposes of this Agreement. In the event of any inconsistency between the Operating Agreement and this Agreement, this Agreement shall control.

     2.   Fees

          a. For the Services, Schwab shall receive a fee (the "Fee") which shall be calculated and paid in accordance with Exhibit B hereto. Schedule II identifies the amount of components of the Fee as follows:

               (i) that portion of the Fee, if any, determined by the Fund's board of directors to be payable by the Fund for non-distribution related services, and not paid pursuant to a plan of distribution or shareholder servicing adopted and maintained pursuant to Rule 12b-1 ("Rule 12b-1 Plan") under the Investment Company Act of 1940 Act, as amended (the "1940 Act") ("Component 1");

               (ii) that portion of the Fee, if any, paid pursuant to a Rule 12b-1 Plan ("Component 2"); and either

               (iii) (A) that portion of the Fee, if any, not payable by the Fund and not paid pursuant to a Rule 12b-1 Plan ("Component 3"), or

                    (B) that portion of the Fee, if any, not payable by the Fund or paid pursuant to a Rule 12b-1 Plan and determined by the Fund's board of directors to be for non-distribution related services ("Component 4").

          b. Fund Parties acknowledge and agree that:

               (i) Fund Company will pay to Schwab Component 1, and Fund Affiliate will be jointly and severally responsible to Schwab with Fund Company for Component 1; and,

               (ii) Fund Affiliate as the Fund's principal underwriter or Fund Affiliate on behalf of the Fund's principal underwriter will pay to Schwab any remaining Fee under Component 2; and, either

               (iii) (A) Fund Affiliate as the Fund's principal underwriter or Fund Affiliate on behalf of the Fund's principal underwriter will pay to Schwab any remaining Fee under Component 3, or

                    (B) Fund Affiliate will pay to Schwab any remaining Fee under Component 4.

     3.   Transaction Charges

          The parties acknowledge and agree that Schwab may collect transaction fees from certain customers (including "Active Traders," as Schwab may define that term) for certain services and from other customers upon such other customers' redemption of certain shares.

     4.   Indemnification

          a. Schwab shall indemnify and hold harmless Fund Parties and their directors, officers, employees, and agents ("Indemnified Parties") from and against any and all losses, claims, liabilities and expenses (including reasonable attorney's fees) ("Losses") incurred by any of them arising out of
(i) Schwab's dissemination of information regarding Fund Parties or a Fund that contains an untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and that was not published or provided to Schwab by or on behalf of Fund Company or its affiliated persons ("Affiliates") as defined under the Investment Company Act of 1940, as amended (the "1940 Act"), or accurately derived from information published or provided by or on behalf of Fund Company or any Affiliate, (ii) any breach by Schwab of any representation, warranty or agreement contained in this Agreement, or (iii) any willful misconduct or negligence by Schwab in the performance of, or failure to perform, its obligations under this Agreement, except to the extent such Losses are caused by Fund Company or Fund's breach of this Agreement or Fund Company or Fund's willful misconduct or negligence in the performance, or failure to perform, its obligations under this Agreement. This Section 4(a) shall survive termination of this Agreement.

          b. In any event, no party shall be liable for any special, consequential or incidental damages.

     5.   Role and Relationship of Schwab

          The parties acknowledge and agree that the Services under this Agreement are recordkeeping, shareholder communication and related services only and are not the services of an underwriter or a principal underwriter of any Fund within the meaning of the Securities Act of 1933, as amended, or the 1940 Act, although certain of these services may be distribution related. This Agreement does not grant Schwab any right to purchase shares from any Fund (although it does not preclude Schwab from purchasing any such shares), nor does it constitute Schwab an agent of Fund Parties or any Fund for purposes of selling shares of any Fund to any dealer or the public. To the extent Schwab is involved in the purchase of shares of any Fund by Schwab's customers, such involvement will be as agent of such customer only.

     6.   Information to be Provided

          Fund Parties shall provide to Schwab prior to the effectiveness of this Agreement or as soon thereafter as practicable, two (2) copies of the then-current prospectus and statement of additional information of each Fund. Fund Party shall provide Schwab with written copies of any amendments to or changes in the Fund's prospectus or statement of additional information immediately upon their effective date.

     7.   Representations and Warranties

          a. Each Fund Company represents and warrants that it has obtained certified resolutions of its board of directors authorizing such Fund Company to enter into this Agreement, and each of SDC and Fund Affiliate represent and warrant that each has been duly authorized to enter into this Agreement.

          b. Each Fund Party represents and warrants that the person signing this Agreement on its behalf is an officer authorized to execute this Agreement on behalf of such Fund Party.

     8.   Notices

          All notices required by this Agreement (excluding the Operating Agreement) shall be in writing and delivered personally or sent by first class mail. Such notices will be deemed to have been received as of the earlier of actual physical receipt or three (3) days after deposit, first class postage prepaid, in the United States mail. All such notices shall be made:

          if to Schwab, to:       Charles Schwab & Co., Inc.
                                  101 Montgomery Street
                                  San Francisco, CA 94104

                                  Attention: William M. Thomas
                                  Senior Vice President/Mutual Funds

          with a copy to:         General Counsel, Mutual Funds
                                  at the same address;

          if to Fund Party, to the address given below in the signature block.

     9.   Nonexclusivity

          Each party acknowledges that the other may enter into agreements similar to this Agreement with other parties for the performance of services similar to those to be provided under this Agreement, unless otherwise agreed to in writing by the parties.

     10.  Assignability

          This Agreement is not assignable by any party without the other parties' prior written consents and any attempted assignment in contravention hereof shall be null and void; provided, however, that Schwab may, without the consent of Fund Parties, assign its rights and obligations under this Agreement to any Affiliate.

     11.  Exhibits and Schedules; Entire Agreement

          All Exhibits and Schedules to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement. This Agreement (including the Exhibits and Schedules hereto), together with the Operating Agreement, constitute the entire agreement between the parties as to the subject matter hereof and supersede any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered by Schwab and Fund Parties.

     12.  No Waiver

          The failure of either party to insist upon exercising any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon such provision or right in any other instance.

     13.  Amendment

          This Agreement and the Exhibits and Schedules hereto may be amended only by a writing executed by each party hereto that is to be bound by such amendment.

     14.  Governing Law

          This Agreement shall be governed by and interpreted under the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the state.

     15.  Effectiveness of Agreement; Termination

          a. The effective date of this Agreement as to any Fund shall be the later of the date on which this Agreement is made or the date set forth opposite the name of the Fund on Schedule I. This Agreement shall continue in force for one year, and shall thereafter continue automatically for successive annual periods provided it is specifically approved at least annually by a vote of the Board of Directors/Trustees of each Fund, and of the Directors/Trustees ("Disinterested Directors") who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of each Funds' administration, shareholder services and distribution plan (each a "Rule 12b-1 Plan") or any agreement relating to the Rule 12b-1 Plan.

          b. This Agreement may be terminated as to a Fund (i) by any party upon ninety (90) days' written notice to the other parties or (ii) by any party upon such shorter notice as is required by law, order, or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over such terminating party (iii) by Fund Parties, upon notice to Schwab of the termination of any Rule 12b-1 Plan as to any Fund that had such Rule 12b-1 Plan in effect as of its effective date on this Agreement, provided that a portion of the Fee is paid pursuant to the Rule 12b-1 Plan or (iv) at any time, without the payment of a penalty, by vote of a majority of such Fund's Disinterested Directors or by vote of the outstanding voting securities of such Fund, upon 60 days notice.

          c. Notwithstanding any termination pursuant to the foregoing paragraph
(b), Fund Affiliate shall be liable for fees payable with respect to each share of the Fund purchased following such termination for a period of not less than 10 days following such termination if not paid by Fund Company. Further, Fund Parties will remain obligated to pay Schwab the Fee as to each share of the Fund that was considered in the calculation of the Fee as of the date of termination, and as to each share of the Fund which results from reinvesting the dividends or capital gains distributed on such shares (each a "Pre-Termination Share"), for so long as such Pre-Termination Share is held in any of the Account(s) (as defined in the Operating Agreement) and Schwab continues to perform substantially all of the Services as to such Pre-Termination Share. Notwithstanding the foregoing, there shall not be any Minimum Fee (as referred to in Exhibit B) with respect to such Pre-Termination Shares. Further, for so long as Schwab continues to perform the Services as to any Pre-Termination Shares, this Agreement will otherwise remain in full force and effect as to such Pre-Termination Shares. Fund Parties shall reimburse Schwab promptly for any reasonable expenses Schwab incurs in effecting any termination of this Agreement, including delivery to a Fund Party of any records, instruments, or documents reasonably requested by the Fund Party.

          d. In the event a Fund merges or is subject to some other form of business reorganization such that shareholders of the Fund receive shares of an entity not listed on Schedule I to this Agreement (each share a "Reorganized Share"), each such Reorganized Share shall be deemed to be a Pre-Termination Share and Fund Parties will remain obligated to pay Schwab the Fee as to each Reorganized Share for so long as such Reorganized Share is held in any Schwab account, unless such Reorganized Share is subject to a services agreement with Schwab other than this services agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement by a duly authorized representative of the parties hereto.

CHARLES SCHWAB & CO., INC.               SELIGMAN DATA CORPORATION, on
                                         its own behalf and on behalf of each
                                         Fund listed on Schedule I hereto
By:
    ----------------------------------
    William M. Thomas
    Senior Vice President                By:
    Mutual Funds                             -----------------------------------
                                         Name:
                                               ---------------------------------
Date:
      --------------------------------
                                         Title:
                                                --------------------------------
SELIGMAN ADVISORS, INC.                  Date:
                                                --------------------------------
                                         Address:
By:                                               ------------------------------
       -------------------------------
Name:                                    ---------------------------------------
       -------------------------------   Attn:
Title:                                          --------------------------------
       -------------------------------
Date:
       -------------------------------
Address:
         -----------------------------

--------------------------------------
Attn:
       -------------------------------

                                    EXHIBIT A

                                    SERVICES

     1.   Record Maintenance

          Schwab shall maintain, and require any correspondent brokers or banks to maintain with respect to their customers, the following records with respect to a Fund for each customer who holds Fund shares in a Schwab brokerage account:

          a. Number of shares;
          b. Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;
          c. Name and address of the customer, including zip codes and social security numbers or taxpayers identification numbers;
          d. Records of distributions and dividend payments;
          e. Any transfers of shares; and
          f. Overall control records.

     2.   Shareholder Communications

          Schwab shall:

          a. Provide to a shareholder mailing agent for the purpose of mailing certain Fund-related materials the names and addresses of all Schwab customers who hold shares of such Fund in their Schwab brokerage accounts. The shareholder mailing agent shall be a person or entity with whom the Fund has arranged for the distribution of certain Fund-related material in accordance with the Operating Agreement. The Fund-related materials shall consist of updated prospectuses and any supplements and amendments thereto, annual and other periodic reports, proxy or information statements and other appropriate shareholder communications. In the alternative, in accordance with the Operating Agreement, Schwab may distribute the Fund-related materials to its customers.

          b. Mail current Fund prospectuses and statements of additional information and annual and other periodic reports upon customer request and, as applicable, with confirmation statements;

          c. Mail statements to customers on a monthly basis (or, as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such customer and the net asset value of such Fund as of a recent date;

          d. Produce and mail to customers confirmation statements reflecting purchases and redemptions of shares of each Fund in Schwab brokerage accounts;

          e. Respond to customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates; and

          f. With respect to Fund shares purchased by customers after the effective date of this Agreement, provide average cost basis reporting to customers to assist them in preparation of income tax returns.

          g. If Schwab clears transactions in Fund shares for any correspondent brokers or banks in an omnibus relationship, it will require each such correspondent broker or bank to provide such shareholder communications as set forth in 2(a) through to 2(f) to its own customers.

     3.   Transactional Services

          Schwab shall communicate, as to shares of each Fund, purchase, redemption and exchange orders reflecting the orders it receives from its customers or from any correspondent brokers and banks for their customers. Schwab shall also communicate to beneficial owners holding through it, and to any correspondent brokers or banks for beneficial owners holding through them, as to shares of each Fund, mergers, splits and other reorganization activities, and require any correspondent broker or bank to communicate such information to its customers.

     4.   Tax Information Returns and Reports

          Schwab shall prepare and file, and require to be prepared and filed by any correspondent brokers or banks as to their customers, with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations, and (iii) gross proceeds of sales transactions as required.

     5.   Fund Communications

          Schwab shall, upon request by Fund Parties, on each business day and for each Fund, report the number of shares on which the Fee is to be paid pursuant to this Agreement and the number of shares on which no such Fee is to be paid. Schwab shall also provide each Fund with a monthly invoice.

                                    EXHIBIT B
                               Calculation of Fee

                                    SCHEDULE I
                            TO THE SERVICES AGREEMENT

Fund Company(ies)/Fund(s)                                         Effective date

MIN Indicates that Fund is subject to the minimum monthly Fee as set forth on Exhibit B.

                                   SCHEDULE II
                            TO THE SERVICES AGREEMENT


                                       10